UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2014 (December 29, 2014)

Business Development Corporation of America

(Exact Name of Registrant as Specified in Its Charter)

Maryland	814-00821	27-2614444
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 3rd Floor

New York, New York 10022

(Address, Including Zip Code, of Principal Executive Offices)

(212) 415-6500

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Company Simplifies Board Structure in Response to Recommendations Resulting from Sponsor’s Corporate Governance Initiative

On December 29, 2014, Business Development Corporation of America’s (the “Company”) Board of Directors (the “Board”) implemented certain changes to the composition of the Board consistent with the recommendations resulting from the year-long initiative of the Company’s sponsor, AR Capital, LLC (the “Sponsor”), to further enhance the corporate governance profiles of its various sponsored programs, including promoting or appointing experienced management, mitigating potential conflicts, reducing complexity and minimizing overlap among directors of its sponsored programs.

Election of Peter M. Budko as Director and Chairman of the Board of Directors

On December 29, 2014 the Board elected Peter M. Budko, currently the Company’s Chief Executive Officer, to serve as Director and Chairman of the Board. In connection with Peter M. Budko’s election as Director and Chairman of the Board, Nicholas S. Schorsch resigned from his role as Director and Chairman of the Board, effective as of that same date. Mr. Schorsch did not resign pursuant to any disagreement with the Company.

There are no related party transactions involving Mr. Budko that are reportable under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On December 30, 2014 the Sponsor issued a press release, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by AR Capital, LLC on December 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

Date: December 30, 2014	By:	/s/ Peter M. Budko
Name: Peter M. Budko
Title: Chief Executive Officer and Chairman of the Board of Directors